= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = FORM T-1 SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) |__| ___________________________ BNY MELLON TRUST COMPANY OF ILLINOIS (formerly known as BNY Midwest Trust Company) (Exact name of trustee as specified in its charter) Illinois 36-3800435 (State of incorporation (I.R.S. employer if not a U.S. national bank) identification no.) 2 North LaSalle Street Suite 700 Chicago, Illinois 60602 (Address of principal executive offices) (Zip code) ___________________________ Commonwealth Edison Company (Exact name of obligor as specified in its charter) Illinois 36-0938600 (State or other jurisdiction of (I.R.S. employer incorporation or organization) identification no.) 440 South LaSalle Street Suite 3300 Chicago, Illinois 60605-1028 (Address of principal executive offices) (Zip code) ___________________________ First Mortgage Bonds (Title of the indenture securities) = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = 7663030_1

1. General information. Furnish the following information as to the Trustee: (a) Name and address of each examining or supervising authority to which it is subject. Name Address Illinois Department of Financial and 320 West Washington Street Professional Regulation 5th Floor Division of Banking Springfield, Illinois 62786 Compliance Reporting Section Federal Reserve Bank of Chicago 230 S. LaSalle Street Chicago, Illinois 60603 (b) Whether it is authorized to exercise corporate trust powers. Yes. 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None. 16. List of Exhibits. Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d). 1. A copy of Articles of Incorporation of BNY Mellon Trust Company of Illinois (formerly known as BNY Midwest Trust Company, CTC Illinois Trust Company and Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688 and Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-158920). 2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688 and Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-158920). -2-

4. A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-196220). 6. The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-196220). 7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority. -3-

SIGNATURE Pursuant to the requirements of the Act, the trustee, BNY Mellon Trust Company of Illinois, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 23rd day of August, 2019. BNY MELLON TRUST COMPANY OF ILLINOIS By: /s/ R. Tarnas Name: R. Tarnas Title: Vice President -4-

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION DIVISION OF BANKING CONSOLIDATED REPORT OF CONDITION Trust Company Name: BNY MELLON TRUST COMPANY OF ILLINOIS Address: 2 NORTH LASALLE ST., SUITE 1020 City, State, Zip CHICAGO, IL 60602 Credential Number: TRS # 60392 (5-digit number-should begin with 60) Include the institution’s domestic & foreign subsidiaries, completed for the period ending as of close of business on: 6/30/2019 and submitted in response to the call of the Illinois Department of Financial and Professional Regulation. ALTERATION OF THIS FORM IS PROHIBITED AND WILL BE CONSIDERED NON-COMPLIANCE WITH FILING REQUIREMENTS. ASSETS In Thousands(000) 1. Cash and Due from Depository Institution 73,017 2. U.S. Treasury Securities 0 3. Obligations of States and Political Subdivisions 0 4. Other Bonds, Notes Receivable, and Debentures 0 Itemize the Notes Receivable amount listed above: Inter-Company/Employee/Director: Other (List): 5. Corporate Stock 0 6. Trust Company Premises, Furniture, Fixtures and Other Assets Representing TC Premises 0 7. Accounts Receivable: 1,778 Itemize Accounts Receivable amount listed above: Fee Accounts Receivable 1,366 Inter-Company Accounts Receivable 412 Other (List): 8. Goodwill 0 9. Intangibles 0 10. Other Assets 3 Itemize assets that account for 10% or greater of Line 11: (Description & Amount) Affiliate Accured Interest Receivable 3 11. TOTAL ASSETS 74,798 LIABILITIES 12. Accounts Payable 485 13. Taxes Payable 0 14. Other Liabilities for Borrowed Money 0 15. Other Liabilities 56 Itemize Liabilities that account for 10% or greater of Line 15) (Description & Amount) Deferred Income 39 Accrued Expenses 28 Reserve for Taxes -11 16. TOTAL LIABILITIES 541 EQUITY CAPITAL 17. Preferred Stock 0 18. Common Stock 2,000 19. Surplus 71,249 20. Reserve for Operating Expenses 0 21. Retained Earnings (Loss) 1,008 22. TOTAL EQUITY CAPITAL 74,257 23. TOTAL LIABILITIES AND EQUITY CAPITAL 74,798 Check & Balance: should equal zero - otherwise incorrect 0

Trust Company Name: BNY MELLON TRUST COMPANY OF ILLINOIS Credential Number: TRS # 60392 INCOME In Thousands(000) 1. Income from Fiduciary Activities: A. Estates 0 B. Personal 0 C. Investment Advisory 0 D. Managed Employee Benefit 0 E. Non-managed Employee Benefit 0 F. Custody 2,204 G. Corporate Services 114 H. Land Trusts 0 I. All Other Fiduciary Activities 0 2. Interest Income 205 3. All Other Income: ( List below) 0 4. TOTAL OPERATING INCOME (Sum of Items 1-3) 2,523 EXPENSES 5. Operating Expenses: A. Salaries 105 B. Employee Benefits 53 C. Trust Company Occupancy Expense 0 D. Furniture and Equipment Expense 5 E. Data Services 0 F. Marketing 0 G. Audits/Examinations 55 H. Insurance (Fiduciary Activities) 0 I. All Other 1,965 Itemize amounts > 10% from Line I above. Affiliate NI Expense 1,912 6. TOTAL OPERATING EXPENSES (Items A-I) 2,183 7. NET OPERATING INCOME/LOSS BEFORE TAXES 340 8. APPLICABLE INCOME TAXES 82 9. EXTRAORDINARY ITEMS 0 10. NET INCOME (LOSS) AFTER TAXES 258 Explain any change greater than 10% from the average of the previous quarter(s). IF this is the first quarter of the fiscal year, disregard explanation:

Trust Company Name: BNY MELLON TRUST COMPANY OF ILLINOIS

CHANGES IN EQUITY CAPITAL

Thousands of Dollars (Year-to-Date)	PREFERRED STOCK (PAR)	COMMON STOCK (PAR)	SURPLUS & RESERVE	RETAINED EARNINGS	TOTAL EQUITY CAPITAL (Line Total)
1. Balance beginning of fiscal year	0	2,000	71,231	750	73,981
2. Net Income (loss)				258	258
3. Capital sale/conversion/acquisition/retirement	0	0	0	0	0
4. Changes incident to mergers & absorptions	0	0	0	0	0
5. Cash dividends declared on preferred stock			0	0	0
6. Cash dividends declared on common stock			0	0	0
7. Stock dividends issued	0	0	0	0	0
8. Other increases/decreases - **ITEMIZE:**	0	0	18	0	18
Affiliate Restricted Stock/Share Grant					
9. Ending Balance	0	2,000	71,249	1,008	74,257
*Check & Balance: **should equal zero** - otherwise incorrect*					0

NOTE: *Additional Page(s) may be attached to this report if an item requires further explanation or justification.*

CERTIFICATION SECTION

Person to whom Supervisory Staff should direct questions concerning this report.

I, Kent Elson of BNY Mellon Trust Company of Illinois

*(**PRINT** Name and Title of Officer Authorized to Sign Report)* *(Name of Trust Company)*

do certify that the information contained in these statements are accurate to the best of my knowledge and belief. I understand that submission of false information

(Signature of Officer Authorized to Sign Report)

Vice President
Title

Kent A. Elson
Name of Officer Above

412-236-1068
Telephone Number (Extension)

412-2340972
Fax Number

Kent.Elson@BNYMellon.com
E-mail Address